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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to use in this Registration Statement on Form N-2 of our report dated February 17, 2004, relating to the financial statements of Cohen & Steers REIT and Preferred Income Fund, Inc. as of December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the headings "Independent Accountants" and "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
April 5, 2004